EXHIBIT INDEX

                                   Description


Exhibit                         Number Description
-------                         --------------------
(f)(2)                  Slide presentation to analysts on March 10, 1999.




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                                 Exhibit (f)(2)



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                                                           [DUKE ENERGY LOGO]

Duke Energy International

Endesa-Chile











                                                       Bruce Williamson
                                                       President & CEO
                                                       March 10, 1999


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                                                      [DUKE ENERGY LOGO]

Why Invest Internationally?



Maintain growth investment cycle over long-term

Replicate and re-deploy corporate skill sets to create competitive advantage

         Electric and gas                   Commercial focus

         Engineering                        Trading and risk management

Re-leverage the trading and risk control system investments and risk management culture

Leverage into different investment time patterns of deregulation and free market development



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                                                           [DUKE ENERGY LOGO]

DEI Strategy



         Endesa - Chile                              Duke Energy International



     Initial Positioning         Follow-on Investment       Energy Arbitrage

Establish initial asset         Leverage initial assets     Trade and arbitrage
positions within in areas       to develop synergies of     energy and between
with high potential economic    operations                  clusters of assets
and infrastructure growth

                                    Complementary             Risk management
        Strategically
         positioned                 Synergistic               Energy trading and

         Low volatility                Operations             marketing culture
                                       Technical
         Predictable                   Commercial
                                       Financial
         Resilient                     Tax





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                                                             [DUKE ENERGY LOGO]

Endesa-Chile Tender Offer

Acquire, through an all cash offer, a controlling stake in Endesa-Chile

         Secure Board control at Endesa-Chile level

                  Via tender offer for 51% of outstanding shares in Endesa-Chile

Subject to, among other things, Endesa-Chile shareholder approval to increase single shareholder ownership limitation to 65%



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                                                             [DUKE ENERGY LOGO]

South American Vision

Energy Supply













                             [GRAPH]

                                              Market Characteristics & Drivers

                                              Huge market

                                              Regional trading block established

                                              Recent democratization followed
                                              by internationalization of local
                                              markets
                                              Competition intensifying

                                              Pace of change accelerating

Energy Demand




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                                                          [DUKE ENERGY LOGO]

Endesa-Chile Overview

Control and operate 10,247 MW of                   Growth in Controlled Capacity
installed capacity  (5,893 MW net ownership)

Capacity controlled by Endesa-Chile has
quadrupled between 1991 and 1997                                      [GRAPH]

A leading position in each of its markets except for Brazil







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                                                           DUKE ENERGY LOGO]

Asset Description

         Duke Assets

         Endesa-Chile Assets





                                              Endesa - Chile

                                              Argentina: Costanera 1,140 MW
                                              (thermal), CBA 320 MW
                                              (thermal), El Chocon 1,320 MW
                                              (hydro)

Duke Energy                [M A P]
                                               Brazil: Cachoeira Dourada 658
Argentina: Piedra del Aguila 1,400 MW          MW (hydro), Argentina - Brazil
                                               Elec. Trans.  (2,000 MW)


Chile: Nueva Renca 370 MW                      Chile: 3,000 MW (2,674 hydro, 326
                                               Thermal), 560 mi Argentina -
Ecuador: Electroquil 168 MW                    Chile Gas Trans. Line (Atacama)

Peru: Blocks 85, 40, 41 (E&P),                  Colombia: Betania 540 MW
Aguaytia (125 mi. Gas Trans. and 245            (Hydro/Thermal), Emgesa 2,458
mi. Elec Trans and 155 MW)                      MW (Hydro)

                                                Peru: Edegel 809 MW (five
                                                hydro, one thermal)
















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                                                              [DUKE ENERGY LOGO]

Valuation Methodology Overview*


      Discounted Cash                Comparable                 Comparable
      Flow Analysis              Company Analysis           Transaction Analysis

Net Present Value             "Public" Market Value       "Private" Market Value

Projected unlevered free         No control premium     Values based on latest
      cash flows                                        12-month multiples paid
                                 Reflects current       for comparable companies
"Inherent" value of business     liquidity              and assets in private
                                                        transactions

                                 Based on trading
                                 value of comparable
                                 companies relative
                                 to underlying
                                 benchmarks
                                 Reference Range

                    Emphasis on Discounted Cash Flow Analysis

                      Consideration given to other measures








* Based on publicly available data



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                                                             [DUKE ENERGY LOGO]

Basic Economic Assumptions*



Valuation predicated on initial 5 year economic evaluation vs. historical earnings growth projection

         Moderate forward price outlook evaluated on a country specific basis

         Known contract changes factored into valuation

         98 earnings announcement has minimal impact on 99 forecast

Maintain market share in a 4% growth market beyond first five years

Capital expenditure levels are in accordance with Endesa-Chile's publicly stated growth plans








* These assumptions involve predictions of future events, some of which are beyond Duke's control and are inherently uncertain. No assurances can be given that these assumption will prove to be correct.



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                                                              [DUKE ENERGY LOGO]

Duke - Endesa: The Future

Additional power assets

         Brazilian privatizations

         Re-traded portfolios

         Gas-fired greenfield assets

Additional "connectivity" assets

         Electric transmission between countries

         Gas pipelines and integrated gas projects

Implementation of energy arbitrage

         Time                       Financial products

         Form                       Risk management

         Location



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                                                             [DUKE ENERGY LOGO]

Timeline

Feb 18      Announcement of Endesa-Chile United States and Chilean tender offers

Feb 25      SEC Schedule 14D-1 filed; tender offer commences

Apr 8 Endesa-Chile shareholder meeting to increase concentration limits to 65%

Apr 9       Initial expiration date for Duke's U.S. tender offer

Early May   Chilean remate

TBD         Duke Energy financial closing (within 24 hours after remate)